FOR IMMEDIATE RELEASE
July 27, 2005

For further information contact:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                          Synergy Financial Group, Inc.
                     Announces Second Quarter, 2005 Earnings

Cranford, New Jersey, July 27, 2005 - John S. Fiore, President and Chief Executive Officer of Synergy Financial Group, Inc. (NASDAQ: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., today announced net income for the three-month period ended June 30, 2005 of $1.1 million, or $0.10 per basic and diluted share. This represents an increase of $195,000, or 21.4%, from $0.9 million, or $0.08 per basic and diluted share, for the same three-month period last year. Net income for the six-month period ended June 30, 2005 was $2.2 million, or $0.20 per basic and $0.19 per diluted share. This represents an increase of $310,000, or 16.2%, from $1.9 million, or $0.18 per basic and diluted share, for the same six-month period in 2004.

Total assets reached $923.0 million, on June 30, 2005, an increase of 7.2%, or $62.3 million, from $860.7 million on December 31, 2004. The increase was primarily attributable to increases of $92.4 million in net loans and $2.3 million in Federal Home Loan Bank of New York stock, offset by a decline of $31.7 million in investment securities.

Net loans increased 16.5%, to $654.1 million, on June 30, 2005, from $561.7 million on December 31, 2004. On June 30, 2005, total loans were comprised of 29.5% in non-residential and multi-family mortgage loans, 29.1% in consumer loans, 20.0% in single-family real estate loans, 17.5% in home equity loans, 2.3% in commercial and industrial loans and 1.6% in construction loans.

On June 30, 2005, the allowance for loan and lease losses was $5.1 million, compared to $4.4 million on December 31, 2004. The ratio of the allowance to total loans was

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0.78 % on both June 30, 2005 and  December 31,  2004.  Non-performing  assets to total assets was 0.04% on June 30, 2005, compared to 0.03% on December 31, 2004.

Deposits reached $558.0 million on June 30, 2005, an increase of $19.1 million, or 3.5%, from the $538.9 million reported on December 31, 2004. Certificates of deposit increased by $27.2 million, or 10.8%, from the $252.7 million reported at year-end 2004, while core deposits, which consist of checking, savings, and money market accounts, decreased $8.1 million, or 2.8%. During the same period, borrowings increased $49.6 million, or 23.4%, to $262.0 million on June 30, 2005.

Stockholders' equity totaled $98.9 million on June 30, 2005, a decrease of 4.9%, or $5.1 million, from $104.0 million on December 31, 2004. The decline was attributable to the repurchase of common stock in open market transactions to satisfy the Company's 2004 Restricted Stock Plan and the 5% stock repurchase program that was announced on January 26, 2005, as well as the effect of the net unrealized investment portfolio market value adjustment, offset by the net income for the quarter. Additionally, on June 29, 2005, the Company's Board of Directors declared a quarterly cash dividend of $0.05 per common share, which represented an increase of $0.01, or 25.0%, over the prior quarterly dividend. The dividend is payable on July 29, 2005 to stockholders of record on July 15, 2005.

Net interest income increased $893,000, or 16.2%, for the three months ended June 30, 2005, to $6.4 million, from $5.5 million for the same period last year. For the six months ended June 30, 2005, net interest income increased 11.2%, to $12.4 million, from $11.2 million for the same period last year. Other income increased $348,000, or 66.4%, for the three months ended June 30, 2005, to $872,000, from $524,000 for the same period last year. For the six months ended June 30, 2005, other income increased 51.6%, to $1.8 million from $1.2 million for the same period last year. The increase was primarily attributable to growth in commission income generated by Synergy Financial Services, Inc. and an increase in income generated from bank-owned life insurance.

Other expenses increased $795,000, or 18.7%, for the three months ended June 30, 2005, to $5.0 million, from $4.2 million for the same period last year. For the six months ended June

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30, 2005, other expenses increased $1.2 million, or 14.1%, to $9.8 million, from
$8.6 million for the same period last year. The increase was primarily attributable to salaries and benefits associated with the Company's growth strategy, which includes equity-based employee compensation plans.

About Synergy Financial Group, Inc.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 19 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.

Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                        (In thousands, except share data)

                                                                                June 30,         December 31,
                                                                                  2005               2004
                                                                               (unaudited)        (audited)
                                                                               -----------        ---------
Assets:
Cash and amounts due from banks                                              $     4,083       $     4,687
Interest-bearing deposits with banks                                                  57             1,759
                                                                             -----------       -----------
Cash and cash equivalents                                                          4,140             6,446
Investment securities available-for-sale,
   at fair value                                                                 102,743           134,360
Investment securities held-to-maturity (fair
   value of $110,267 and $111,154, respectively)                                 110,538           110,584
Federal Home Loan Bank of New York
   stock, at cost                                                                 13,101            10,771
Loans receivable, net                                                            654,068           561,687
Accrued interest receivable                                                        3,014             2,751
Property and equipment, net                                                       17,610            16,814
Cash surrender value of bank-owned life insurance                                 12,884            12,637
Other assets                                                                       4,918             4,627
                                                                             -----------       -----------
     Total assets                                                            $   923,016       $   860,677
                                                                             ===========       ===========

Liabilities:
Deposits                                                                     $   558,003       $   538,916
Federal Home Loan Bank advances                                                  262,022           212,414
Advance payments by borrowers
   for taxes and insurance                                                         2,159             1,702
Accrued interest payable on advances                                                 593               385
Dividend payable                                                                     623               498
Other liabilities                                                                    711             2,720
                                                                             -----------       -----------
     Total liabilities                                                           824,111           756,635
                                                                             -----------       -----------
Stockholders' equity:
Preferred stock; $.10 par value, 5,000,000 shares
   authorized; issued and outstanding - none                                           -                 -
Common stock; $.10 par value, 20,000,000 shares authorized;
   Issued - 12,466,903 in 2005 and 12,452,011 in 2004
   Outstanding - 11,552,566 in 2005 and 12,064,968 in 2004                         1,246             1,245
Additional paid-in-capital                                                        86,085            86,177
Retained earnings                                                                 31,694            30,603
Unearned ESOP shares                                                              (5,622)           (5,962)
Unearned RSP compensation                                                         (2,986)           (3,391)
Treasury stock held for the RSP, at cost; 413,488
  and 387,043 shares at June 30, 2005 and
  December 31, 2004, respectively                                                 (4,662)           (4,343)
Treasury stock, at cost; 500,849 and -0- shares at
   June 30, 2005 and December 31, 2004, respectively                              (6,050)                -
Accumulated other comprehensive loss, net of taxes                                  (800)             (287)
                                                                             -----------       -----------
     Total stockholders' equity                                                   98,905           104,042
                                                                             -----------       -----------
Total liabilities and stockholders' equity                                   $   923,016       $   860,677
                                                                             ===========       ===========

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (In thousands, except per share data)

                                                 Three Months Ended         Six Months Ended
                                                        June 30,                 June 30,
                                              ------------------------  ------------------------
                                                   2005          2004         2005         2004
                                              (unaudited)  (unaudited)  (unaudited)  (unaudited)
                                              -----------  -----------  -----------  -----------
Interest income:
   Loans, including fees                       $  9,081     $   6,669    $  17,255    $  13,369
   Investment securities                          2,244         1,653        4,514        3,163
   Other                                            143            23          234           45
                                               --------     ---------    ---------    ---------
     Total interest income                       11,468         8,345       22,003       16,577
                                               --------     ---------    ---------    ---------
Interest expense:
   Deposits                                       3,013         2,190        5,733        4,285
   Borrowed funds                                 2,037           630        3,830        1,106
                                               --------     ---------    ---------    ---------
     Total interest expense                       5,050         2,820        9,563        5,391
                                               --------     ---------    ---------    ---------
     Net interest income before
        provision for loan losses                 6,418         5,525       12,440       11,186
Provision for loan losses                           477           336          922          704
                                               --------     ---------    ---------    ---------
     Net interest income after
        provision for loan losses                 5,941         5,189       11,518       10,482
                                               --------     ---------    ---------    ---------
Other income:
   Service charges and other fees on
      deposit accounts                              503           564        1,012        1,048
   Net (loss) gain on sale of investments           (34)            1          (34)           1
   Commissions                                      201            18          449           33
   Other                                            202           (59)         410          130
                                               --------     ---------    ---------    ---------
     Total other income                             872           524        1,837        1,212
                                               --------     ---------    ---------    ---------
Other expenses:
   Salaries and employee benefits                 2,834         2,238        5,477        4,493
   Premises and equipment                           956           934        1,828        1,915
   Occupancy                                        527           474        1,051          947
   Professional services                            199           118          394          246
   Advertising                                      246           186          453          362
   Other operating                                  274           291          556          590
                                               --------     ---------    ---------    ---------
     Total other expenses                         5,036         4,241        9,759        8,553
                                               --------     ---------    ---------    ---------
     Income before income tax expense             1,777         1,472        3,596        3,141
Income tax expense                                  672           562        1,371        1,226
                                               --------     ---------    ---------    ---------
     Net income                                $  1,105     $     910    $   2,225    $   1,915
                                               ========     =========    =========    =========

Per share of common stock:
   Basic earnings per share                    $   0.10     $    0.08    $    0.20    $    0.18
   Diluted earnings per share                  $   0.10     $    0.08    $    0.19    $    0.18
   Basic weighted average shares
     outstanding                                 11,043        11,495       11,136       10,575
   Diluted weighted average shares
     outstanding                                 11,395        11,713       11,536       10,787


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